Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made effective as of the 13th day of April, 2018, by and between Summer Energy Holdings, Inc., a Nevada corporation (the “Company”), and LaRose Holdings, LLLP, a Delaware limited liability limited partnership (“Purchaser”).

RECITALS

WHEREAS, Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to Purchaser, upon the terms and conditions stated in this Agreement, two million (2,000,000) shares of the Company’s common stock, par value $0.001 per share (the “Shares”); and

WHEREAS, contemporaneous with the execution of this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain piggyback registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws (this Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase, and the Company hereby agrees to sell and issue to Purchaser, the Shares, at a price of $1.50 per share, for an aggregate purchase price of three million dollars ($3,000,000) (the “Purchase Price”). The Purchase Price is payable by check made payable to the order of “Summer Energy Holdings, Inc.” or by wire transfer of immediately available funds delivered contemporaneously herewith to a bank account designated by the Company.

2.Closing; Delivery.

2.1. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing to be held at a mutually convenient time and place as the Company and Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”; the date of the Closing referred to hereinafter as the “Closing Date”).

2.2.At Closing, the Company shall deliver, or cause to be delivered promptly thereafter, to Purchaser, a stock certificate representing the Shares purchased by Purchaser against delivery to the Company by Purchaser of the Purchase Price by check or by wire transfer.  The Company and Purchaser shall also deliver such other documents as are called for herein.  At Closing, Al LaRose, Jr. will be duly appointed to the Company’s board of directors, as a Class I Director (as described in the Company’s Bylaws, as amended), to serve until the 2019 annual meeting of the Company’s stockholders, at which point he will become subject to the Company’s customary director election procedure.

3.Representations and Warranties of the Company.  The following representations and warranties are qualified in their entirety by the SEC Filings, as defined below.  Should any representation or warranty of the Company contain any term that contradicts anything in the SEC Filings, the SEC Filing shall control.  Accordingly, the Company hereby represents and warrants to Purchaser that as of the Closing Date, and subject to the aforementioned qualification, that:

3.1.Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.

3.2.Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.3.Valid Issuance.  The Shares and the transaction contemplated hereby have each been duly and validly authorized.

3.4.Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been or will be made pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of Purchaser set forth in Section 4 hereof, the Company has taken and will take all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to Purchaser as a result of the transactions contemplated hereby.  For purposes of this Agreement, “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein

3.5.Delivery of SEC Filings; Business.  The Company has made available to Purchaser through the EDGAR system maintained by the Securities and Exchange Commission (the “SEC”), true and complete copies of the Company’s (i) most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and (ii) all other reports filed by the Company pursuant to the Exchange Act (collectively, the “SEC Filings”).  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.6.Use of Proceeds.  The net proceeds of the issuance and sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.  Proceeds received pursuant to this Agreement shall be immediately available to the Company for its use.

3.7.No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to Purchaser through the EDGAR system), or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (iii) any agreement or instrument to which the Company is a party or by which the Company is bound.

3.8.Financial Statements.  The financial statements included in the SEC Filings present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto).

3.9.No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Shares.

3.10.Private Placement.  Subject to the accuracy of the representations and warranties of Purchaser set forth in Section 4 hereof, the offer and sale of the Shares to Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.11.Capitalization.  The authorized capital of the Company consists, as of March 31, 2018, of the following: (i) 100,000,000 shares of common stock, $0.001 par value per share, of which (A) 25,055,833 shares are issued and outstanding, (B) 2,695,230 shares are reserved for issuance upon exercise of outstanding stock options, and (C) 1,620,000 shares are reserved for issuance upon exercise of outstanding warrants to purchase common stock; and (ii) 10,000,000 shares of preferred stock, none of which are issued and outstanding.

4.Representations, Warranties and Acknowledgements of Purchaser.  Purchaser hereby represents and warrants to the Company, and acknowledges that:

4.1.Authorization.  Purchaser: (i) if a natural person, represents that Purchaser has full power and authority to execute and deliver the Transaction Documents and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational or trust documents, such entity has full power and authority to execute and deliver the Transaction Documents and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of the Transaction Documents has been duly authorized by all necessary action, the Transaction Documents have been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing the Transaction Documents in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver the Transaction Documents in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Purchaser is executing the Transaction Documents, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to the Transaction Documents and make an investment in the Company, and represents that the Transaction Documents constitute a legal, valid and binding obligation of such entity. The execution and delivery of the Transaction Documents will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Purchaser is a party or by which it is bound.

4.2.Purchase Entirely for Own Account.  The Shares to be received by Purchaser hereunder will be acquired for Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to Purchaser’s right at all times to sell or otherwise dispose of all or any part of Shares in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by Purchaser to hold the Shares for any period of time.  Purchaser is not a broker-dealer registered with the SEC or an entity engaged in a business that would require it to be so registered.

4.3.Investment Experience.  Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.4.Disclosure and Review of Information.  Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.  Purchaser acknowledges receipt of copies of the SEC Filings via the EDGAR system maintained by the SEC (www.sec.gov).  Neither such inquiries nor any other due diligence investigation conducted by Purchaser shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement; provided, Purchaser shall not rely on representations except those expressly set forth in this Agreement.  Purchaser represents and warrants to the Company that Purchaser has carefully reviewed the SEC Filings, including the specific Risk Factors set forth therein, a reasonable period of time prior to making the investment contemplated by this Agreement.

4.5.Restricted Securities.  The Shares to be purchased hereunder will not be registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing Shares to be issued hereunder shall bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY  NOT  BE  SOLD,  TRANSFERRED,  ASSIGNED  OR  HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR THE ISSUER RECEIVES AN OPINION OF  COUNSEL  FOR  THE  HOLDER  OF  THESE  SECURITIES  REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

Purchaser acknowledges and agrees that, as “restricted securities,” the Shares to be purchased by it may not be transferred, hypothecated, sold or otherwise disposed of until (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) the Company receives an opinion of counsel for the holder(s) of such Shares, reasonably satisfactory to counsel for the Company, that an exemption from the registration requirements of the Securities Act is available.

4.6.Accredited and Sophisticated Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Purchaser acknowledges that Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

4.7.No General Advertisement.  Purchaser did not learn of the investment in the Shares as a result of any public advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.  Rather, Purchaser learned of the investment in the Shares through its prior contact with the Company, its agents and/or its affiliates.

4.8.No Disqualification Events.  Neither Purchaser nor, to the extent it has them, any of Purchaser’s stockholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with Purchaser, the “Purchaser Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Purchaser has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event. The purchase of the Shares by Purchaser will not subject the Company to any Disqualification Event.

4.9.Prohibited Transactions.  During the last thirty (30) days prior to the date hereof, neither Purchaser nor any affiliate of Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Purchaser’s investments or trading or information concerning Purchaser’s investments, including in respect of the Shares, or (z) is subject to Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Shares, granted any other right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Shares or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the date that the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC or (ii) the date on which the Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement, Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

4.10.Residence.  If Purchaser is an individual, then Purchaser resides in the state identified in the address of Purchaser set forth on the signature page hereof; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its principal place of business is identified in the address or addresses of Purchaser set forth on the signature page hereof.

5.Conditions to Closing.

5.1.Conditions to Purchaser’s Obligations. The obligation of Purchaser to purchase the Shares at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Purchaser:

(a)The representations and warranties made by the Company in Section 3 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)The Company shall have executed and delivered the Registration Rights Agreement.

(d)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(e)No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Shares.

5.2.Conditions to Obligations of the Company.  The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)The representations, warranties and acknowledgements made by Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)Purchaser shall have delivered the Purchase Price to the Company.

(c)Purchaser shall have executed and delivered the Registration Rights Agreement.

6.Survival and Indemnification.

6.1.Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

6.2.Indemnification.

(a)By the Company.  For a period of 12 months following the Closing, the Company agrees to indemnify and hold harmless Purchaser and its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.  Furthermore, the Company shall only be liable to Purchaser due to a direct result of the Company’s breach of its obligations contained in this Agreement should Purchaser make a claim against it for diminution in stock as a loss for which indemnification is sought.

(b)By Purchaser.  Purchaser agrees to indemnify and hold harmless the Company and its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which the Company may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of Purchaser under the Transaction Documents, and will reimburse the Company for all such amounts as they are incurred by the Company.

7.Miscellaneous.

7.1.Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or Purchaser, as applicable, provided, however, that Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an affiliate or to a third party acquiring some or all of its Shares in a private transaction without the prior written consent of the Company, after notice duly given by Purchaser to the Company, provided, that no such assignment or obligation shall affect the obligations of Purchaser hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and transmitted via electronic transmission, which shall be deemed an original.

7.3.Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4.Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notwithstanding the preceding sentence, if notice is given to Purchaser in a form other than electronic mail, the Company shall also provide a copy of the same notice by electronic mail. All communications shall be sent to Purchaser at its address as set forth on the signature page hereof, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 7.4. If notice is given to the Company, it shall be sent to 5847 San Felipe Street #3700, Houston, Texas 77057, Attention: Chief Financial Officer; and a copy (which shall not constitute notice) shall also be sent to Kirton McConkie, PC, 50 E. South Temple, Suite 400, Salt Lake City, Utah 84111, Attention: Alexander N. Pearson, apearson@kmclaw.com.

7.5.Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party which does not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

7.6.Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.

7.7.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

7.8.Entire Agreement.  This Agreement, including the other Transaction Documents, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

7.9.Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

7.10.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Harris County, Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7.11.Company Acceptance.  This Agreement is not binding on the Company unless and until the Company executes the signature page set forth below.

[signature page follows]

The undersigned has executed this Securities Purchase Agreement on this 13th day of April 2018.

PURCHASER:

LAROSE HOLDINGS, LLLP By: LaRose Holdings Management, Inc. Its: General Partner By: /s/ Albert J. LaRose Its: President

Address
Federal Identification or Social Security No. Delaware
State of Domicile/Organization/Incorporation

Additional Information for Notice:	Facsimile:
Email:

Copy to:

Chamberlain, Hrdlicka, White, Williams & Aughtry
1200 Smith Street, Suite 1400
Houston, Texas 77002

Attention: James J. Spring, III
Facsimile: 713-658-2553
E-mail: j.spring@chamberlainlaw.com

IN WITNESS WHEREOF, the Company has executed this Securities Purchase Agreement as of the date set forth below.

THE COMPANY:SUMMER ENERGY HOLDINGS, INC.

By:/s/ Jaleea P. George

Name: Jaleea P. George

Title: CFO

Date of Execution: April 13, 2018

EXHIBIT A

Registration Rights Agreement

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